Exhibit 99.1

Sucampo Pharmaceuticals, Inc.
Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013

Revenues:
Research and development revenue	$1,784	$2,800
Product royalty revenue	13,501	11,677
Co-promotion revenue	362	61
Contract and collaboration revenue	202	164
Product sales revenue	6,312	2,217
Total revenues	22,161	16,919

Costs and expenses:
Cost of goods sold	3,517	1,282
Research and development	5,135	5,629
General and administrative	7,257	7,227
Selling and marketing	3,647	5,389
Total costs and expenses	19,556	19,527

Income (loss) from operations	2,605	(2,608)
Non-operating income (expense):
Interest income	57	19
Interest expense	(400)	(495)
Other income (expense), net	(323)	1,081
Total non-operating income (expense), net	(666)	605

Income (loss) before income taxes	1,939	(2,003)
Income tax provision	(1,264)	(1,142)
Net income (loss)	$675	$(3,145)

Net income (loss) per share:
Basic net income (loss) per share	$0.02	$(0.08)
Diluted net income (loss) per share	$0.02	$(0.08)
Weighted average common shares outstanding - basic	43,401	41,461
Weighted average common shares outstanding - diluted	44,264	41,461

Comprehensive income (loss):
Net income (loss)	$675	$(3,145)
Other comprehensive income (loss):
Unrealized loss on investments, net of tax effect	7	(14)
Foreign currency translation	(118)	51
Comprehensive income (loss)	$564	$(3,108)

Sucampo Pharmaceuticals, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2014	2013
ASSETS:

Current assets:
Cash and cash equivalents	$56,142	$44,102
Investments, current	15,534	16,003
Product royalties receivable	13,501	14,829
Unbilled accounts receivable	2	1
Accounts receivable, net	4,441	5,407
Prepaid and income taxes receivable	-	9
Deferred tax assets, current	2,148	2,028
Deferred charge, current	673	673
Restricted cash, current	26,115	26,115
Inventory	455	209
Prepaid expenses and other current assets	3,618	3,977
Total current assets	122,629	113,353

Investments, non-current	5,716	7,219
Property and equipment, net	1,084	1,156
Intangibles assets, net	6,194	6,438
Deferred tax assets, non-current	1,314	1,212
Deferred charge, non-current	4,372	4,540
Restricted cash, non-current	2,481	2,471
Other assets	455	584
Total assets	$144,245	$136,973

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$5,988	$7,614
Accrued expenses	6,004	5,682
Deferred revenue, current	1,617	1,365
Income tax payable	694	701
Notes payable, current	27,348	26,892
Other current liabilities	1,922	358
Total current liabilities	43,573	42,612

Notes payable, non-current	25,819	25,828
Deferred revenue, non-current	5,998	6,169
Deferred tax liability, non-current	1,853	2,066
Other liabilities	1,596	2,150
Total liabilities	78,839	78,825

Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized at March 31, 2014 and December 31, 2013;
no shares issued and outstanding at March 31, 2014 and December 31, 2013	-	-
Class A common stock, $0.01 par value; 270,000,000 shares authorized at March 31, 2014 and December 31,
2013; 44,085,203 and 43,315,749 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	440	432
Class B common stock, $0.01 par value; 75,000,000 shares authorized at March 31, 2014 and December 31,
2013; no shares issued and outstanding at March 31, 2014 and December 31, 2013	-	-
Additional paid-in capital	78,795	72,109
Accumulated other comprehensive income	15,490	15,601
Treasury stock, at cost; 524,792 and 524,792 shares	(2,313)	(2,313)
Accumulated deficit	(27,006)	(27,681)
Total stockholders' equity	65,406	58,148
Total liabilities and stockholders' equity	$144,245	$136,973

Sucampo Pharmaceuticals, Inc.
Key Segment Information (unaudited)

(In thousands)	Americas	Europe	Asia	Consolidated
Three Months Ended March 31, 2014
Research and development revenue	$1,784	$-	$-	$1,784
Product royalty revenue	13,501	-	-	13,501
Product sales revenue	158	56	6,098	6,312
Co-promotion revenue	362	-	-	362
Contract and collaboration revenue	142	50	10	202
Total revenues	15,947	106	6,108	22,161
Cost of goods sold	150	25	3,342	3,517
Research and development expenses	2,589	1,412	1,134	5,135
Depreciation and amortization	188	166	7	361
Other operating expenses	7,841	2,234	468	10,543
Income (loss) from operations	5,179	(3,731)	1,157	2,605
Interest income	21	3	33	57
Interest expense	(359)	-	(41)	(400)
Other non-operating expense, net	(3)	48	(368)	(323)
Income (loss) before income taxes	$4,838	$(3,680)	$781	$1,939
Capital expenditures	$41	$-	$-	$41

Three Months Ended March 31, 2013
Research and development revenue	$2,800	$-	$-	$2,800
Product royalty revenue	11,677	-	-	11,677
Product sales revenue	1	8	2,208	2,217
Co-promotion revenue	61	-	-	61
Contract and collaboration revenue	141	12	11	164
Total revenues	14,680	20	2,219	16,919
Cost of goods sold	23	5	1,254	1,282
Research and development expenses	1,282	2,671	1,676	5,629
Depreciation and amortization	122	250	9	381
Other operating expenses	10,317	598	1,320	12,235
Income (loss) from operations	2,936	(3,504)	(2,040)	(2,608)
Interest income	15	4	-	19
Interest expense	-	(460)	(35)	(495)
Other non-operating expense, net	(16)	(192)	1,289	1,081
Income (loss) before income taxes	$2,935	$(4,152)	$(786)	$(2,003)
Capital expenditures	$14	$103	$3	$120